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                                                                    EXHIBIT 99.2

                                     PROXY
                              POET HOLDINGS, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                                       *
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of POET HOLDINGS, INC., a Delaware corporation ("Poet"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and joint proxy statement/prospectus, each dated --, and hereby appoints Jochen Witte as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Poet special meeting of stockholders to be held on -- at -- a.m. local time, at -- , and at any adjournment or adjournments thereof, and to vote all shares of Poet common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side,

            (continued and to be signed and dated on the other side)
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                          (continued from other side)

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
1.   To approve and adopt the Agreement and Plan of Merger (the       FOR     AGAINST   ABSTAIN
     "merger agreement") dated as of September 27, 2003 among         [ ]       [ ]       [ ]
     Versant Corporation, Puma Acquisition, Inc., a wholly-owned subsidiary of Versant, and Poet, and the merger contemplated by the merger agreement (the "merger").
2.   To grant discretionary authority to adjourn the Poet special     FOR     AGAINST   ABSTAIN
     meeting to a date not later than March 31, 2004 in order to      [ ]       [ ]       [ ]
     enable Poet to solicit additional proxies in favor of the
     merger and the merger agreement.
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and, in his discretion, upon such other matter or matters which may properly come before the Poet special meeting or any adjournment or adjournments thereof.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED,
WILL BE VOTED FOR PROPOSAL NO. 1 AND NO. 2 OR AS SAID PROXY DEEMS ADVISABLE ON
SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE POET SPECIAL MEETING,
INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT
OF THE POET SPECIAL MEETING.

                                               This proxy should be marked,
                                          dated and signed by the stockholder(s)
                                          exactly as his or her name appears
                                          hereon, and returned promptly in the
                                          enclosed envelope. Persons signing in
                                          a fiduciary capacity should so
                                          indicate. If shares are held by joint
                                          tenants or as community property, both
                                          should sign.

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
                                                         Signature(s)
                                                                      ----------------------------------------

                                                         Dated --------------------                   , 2003
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